UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009 (May 15, 2009)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 7.01.	Regulation FD Disclosure.

As we previously disclosed, on March 6, 2009, the United Union of Roofers, Waterproofers and Allied Workers Local Union No. 8 Annuity Fund and the United Union of Roofers, Waterproofers and Allied Workers Local Union No. 8 Pension Fund commenced an action in the Bucks County Court of Common Pleas captioned United Union of Roofers, Waterproofers and Allied Workers Local Union No. 8 Annuity Fund, et al. v. ICT Group, Inc. et al. , No. 0902321. The plaintiffs brought breach of fiduciary duty claims against us and our Board of Directors on behalf of a class of shareholders and derivatively relating to the offer by Aegis Limited, made public by Aegis Limited on March 2, 2009, to purchase the shares of ICT, which was rejected by the Company’s Board of Directors in a response made public by the Company on March 3, 2009. After the lawsuit was filed, we brought to the plaintiffs’ attention, under a confidentiality agreement, certain evidence that we believe clearly demonstrates that the claims they asserted are unfounded. After reviewing the evidence, the plaintiffs agreed to voluntarily dismiss the lawsuit without prejudice. The case was dismissed on May 15, 2009.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ Jeffrey C. Moore
Jeffrey C. Moore
Senior Vice President and Secretary

Dated: May 19, 2009

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